EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-174078 and
333-98211) of the Oceaneering Retirement Investment Plan of our report dated June 26, 2020, with respect to the financial statements and schedule included in this Annual Report on Form 11-K of the Oceaneering Retirement
Investment Plan for the year ended December 31, 2019.

/s/ HARPER & PEARSON COMPANY, P.C.

Houston, Texas
June 26, 2020